SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 1, 2003

KIMCO REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 New Hyde Park Road,	11042-0020
New Hyde Park, New York	(Zip Code)
(Address of Principal Executive Offices)

(516) 869-9000

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if changed since last Report)

ITEM 9.	OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Kimco Realty Corporation (NYSE: KIM), the nation’s largest owner and operator of neighborhood and community shopping centers, today announced it has completed its acquisition of Mid-Atlantic Realty Trust (MART). The merger of MART with and into a subsidiary of Kimco was approved by the shareholders of MART on September 30, 2003 and the closing occurred on October 1, 2003.

A copy of the press release relating to this filing is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibits. The following exhibit is furnished with this report:

NUMBER	EXHIBIT

99.1	Press Release issued by Kimco Realty Corporation, dated October 1, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION (Registrant)

Date:	October 2, 2003	/s/: MICHAEL V. PAPPAGALLO
Michael V. Pappagallo
Vice President and Chief Financial Officer

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